EXHIBIT 10.37
                                                                   -------------


                     SETTLEMENT AGREEMENT AND MUTUAL RELEASE


     This Settlement Agreement and Mutual Release (the "Agreement") is entered into this 19th day of May, 2003 by and between OneSource Technologies, Inc. ("OneSource") and Ahlawyss and Pamela Fulton, (the "Fultons")(OneSource and the Fultons are collectively referred to as the "Parties").


                                   WITNESSETH

     Whereas, OneSource entered into a Stock Exchange Agreement on April 15, 1999 with the Fultons for the purchase of their entire interest in Net Express, Inc. for the consideration of 727,946 shares of OneSource common voting stock and an employment contract for the continued employment of Al Fulton by Net Express; and

     Whereas, pursuant to the Stock Exchange Agreement the stock of Net Express was accepted by OneSource subject to certain liabilities including liabilities to Sun Trust Credit (Textron) and to Transource, which liabilities were personally guaranteed by Fulton; and

     Whereas, in the course of his employment with Net Express, Fulton personally guaranteed certain other credit lines and liabilities for Net Express, including Bank One Arizona, Key Bank/Costco, Sun Trust/Textron,
Advanta, GE Capital, and Capital One, which liabilities have not been paid by Net Express or Fulton; and

     Whereas, pursuant to the Stock Exchange Agreement Fulton has made claims against OneSource for indemnity for his personal guarantees and indebtednesses incurred on behalf of Net Express, and OneSource has disputed the applicability of the provisions of the Stock Exchange Agreement to provide the claimed indemnity; and

     Whereas, OneSource, Net Express, and Fulton were sued by Bank One, Arizona in a case entitled Bank One Arizona vs. OneSource Technologies, et al, Maricopa County Superior Court Case No. CV2000-003676 (hereafter "the Litigation"), in which case the Fultons filed crossclaims against OneSource seeking indemnity from OneSource for all credit lines and liabilities which Fulton's had personally guaranteed on behalf of OneSource or Net Express, and OneSource filed its Answer and Counterclaim alleging damages against Fulton due to mismanagement of Net Express; and

     Whereas, the Parties hereto desire to settle, compromise, release, and forever discharge all matters in dispute between them in regard to the Stock Exchange Agreement, the Employment Agreement, and any agreements related thereto, the Litigation, and any other cause or causes of action which could have been asserted therein, or which may have been asserted by either party against the other, whether such matters have or have not been raised in the pleadings, all upon the terms and conditions appearing in this Agreement;

     Now, Therefore, and in consideration of the foregoing recitals and in accordance with the following terms and conditions, the Parties hereto agree as follows:

                                   AGREEMENTS

1. Settlement Of Litigation And Consideration. The Parties agree for the consideration stated herein to dismiss their counterclaims and crossclaims in the Litigation with prejudice to their rights to refile. As consideration for the settlement, release, and the covenants and conditions herein on the part of Fulton, OneSource agrees to pay to Fulton the sum of Sixty thousand ($60,000.00) dollars which shall be payable as set forth below, and to deliver the other consideration as stated herein:

     a.) Within ten (10) days of the execution of this Agreement, OneSource agrees to pay to Fulton by company check the sum of Two thousand five hundred ($2,500.00) dollars. On the fifteenth day of May, and on the fifteenth day of each month thereafter, through the fifteenth day of March, 2004 OneSource shall pay by company check the sum of Two thousand five hundred ($2,500.00) dollars each and every month, such that the total of all cash payments is Thirty thousand ($30,000.00) dollars. Upon receipt of written notice by Fulton directing OneSource to pay the amounts provided in this paragraph by joint check to Fulton and bank One Arizona, OneSource agrees to make all further payments in the name of the joint parties. OneSource shall not be deemed by the terms of this Agreement to have undertaken liability to Bank One Arizona or to any other creditor of Fulton.

     b.) Concurrently with the execution of this Agreement, OneSource shall deliver to Fulton an originally executed promissory note in the principal amount of Thirty thousand ($30.000.00) dollars, payable in one single sum on April 15, 2004 and convertible at the option of Fulton to shares of One Source Technologies, Inc. common voting stock in accordance with its provisions. The form of this Promissory Note is attached hereto as Exhibit "A".

     c.) Within thirty (30) days of the execution of this Agreement, together with the execution and delivery of the Subscription Agreement by Fulton, in form as set forth as Exhibit "B", OneSource agrees to deliver to Fulton a stock certificate for One million (1,000,000) shares of OneSource common voting stock registered in the names of the Fultons as provided in the Subscription Agreement.

     d.) Within thirty (30) business days of the execution of this Agreement, a Stipulation of Judgment in the amount of Sixty thousand ($60,000.00) dollars and no cents in the form annexed hereto as Exhibit "C" signed by counsel on behalf of OneSource and the Fultons shall be filed in the Litigation. The parties simultaneously with the execution of the Judgment, shall execute a Covenant Not to Execute or Record the Judgment so long as OneSource performs in accordance with the provisions of this Agreement. Within ten (10) days of the final performance required by OneSource herein, the Fultons shall file a

          Satisfaction of Judgment with the Court. In the event of a default, which shall be deemed to occur thirty (30) days after notice of breach of any provision of this Agreement has been given to OneSource in writing by Fulton and OneSource has failed within that time frame to cure the default, Fulton may record and seek execution on the Judgment. OneSource agrees, in the event of its default, as defined herein, to a Judgment Debtor Examination within thirty days of the date of default.

     e.) The parties each agree to pay their own attorney's fees. OneSource agrees to pay to Fulton, upon presentation of receipts therefore, Fulton's filing fees, and any fees incurred by Fulton in service of process.


2.   Mutual Release of Liability.

     a.) Fultons hereby release and forever discharge, on their behalf, and on behalf of their heirs, executors, administrators, and assigns OneSource and any of its subsidiary corporations, and all of their respective employees, officers, directors, agents, attorneys, successors, assigns, and representatives from any and all rights, claims, liabilities, demands or damages of any kind whatsoever, whether known or unknown, resulting without limitation from the Stock Exchange Agreement, the Employment Agreement, the employment of Fulton as President of Net Express, or any other dealings between the Parties, arising at any time whatsoever prior to the date of this Agreement.

     b.) OneSource hereby releases and forever discharges, on behalf of itself, and on behalf of its successors, administrators, and assigns, the Fultons, their heirs, successors, and assigns from any and all rights, claims, liabilities, demands or damages of any kind, known or unknown, resulting from the Stock Exchange Agreement, the Employment Agreement, the employment of Fulton as President of Net Express, or any other dealings between the Parties, arising at any time whatsoever prior to the date of this Agreement, with the exception of the matters set forth in the indemnity by Fulton in paragraph 3 below.

3. Indemnity. Fulton agrees to fully indemnify and hold OneSource harmless from any and all claims, liabilities, demands, damages or causes of action of any kind arising out of any claims by Key Bank/Costco, Sun
     Trust/Textron, Advanta, GE Capital, Capital One, or any other creditor relating to any loan or credit agreements which the Fultons have signed with a personal guarantee on behalf of OneSource or Net Express with any of those entities. Except for such matters as are set forth in the indemnity of Fulton, OneSource agrees to indemnify and defend Fulton and to hold them harmless from any and all claims, demands, or causes of action to the same extent that OneSource currently indemnifies its officers and directors, which may be brought, threatened, or pending against it by reason of any actions by OneSource or any of its officers, directors or employees up to the date of this Agreement.

4. Securities Provisions. Fulton agrees to accept the stock set forth in paragraph 1(c) above in unregistered form with standard legends currently used by OneSource for similar securities transactions in accordance with the provisions set forth in the Subscription Agreement. The shares, when issued, shall be fully paid and non-assessable. The Fultons agrees to execute OneSource's standard Subscription Agreement as provided above, and in form as attached hereto. OneSource agrees to register the shares set forth in paragraph 1 (c ) above, together with any shares acquired by Fulton through the exercise of the conversion of the promissory note in the first registration of any stock registered by OneSource with the Securities and Exchange Commission following the acquisition of the stock by Fulton. OneSource shall, during the performance of any obligation set forth in this Agreement, file quarterly financial statements with the Securities and Exchange Commission. In the event that such statements are not filed, OneSource will, during the performance of any obligation set forth in this Agreement, supply to Fulton a quarterly financial statement, which shall be in audited or reviewed form if available. If audited or reviewed statements are not available, such unaudited financial statements as are used by management shall be supplied.

5.   Warranties and Representations of the Parties:

     a.) The Parties represent, warrant, and agree that they are the sole owners of all right, title, and interest in and to every claim or matter released herein, and have not assigned or transferred to any person or entity any claim or other matter released herein.

     b.) Each of the Parties represents, warrants, and agrees that the recitals as set forth in the preamble to this Agreement are true and correct as to themselves and that there are no undisclosed liabilities which, based upon personal guarantees of Fulton, could be asserted against OneSource and each Party agrees that the recitals are incorporated herein as if fully set forth in the text of this Agreement.

     c.) Each of the Parties represents and warrants that the person signing this Agreement on its behalf is duly authorized to execute this Agreement on behalf of the Party and that this Agreement constitutes a valid and binding obligation.

     d.) Each Party acknowledges that this Agreement has been entered into for the sole purpose of avoiding the expense, uncertainty, and inconvenience associated with the Litigation. Each Party further agrees that this Agreement shall not constitute an admission of liability and may not be used by any other Party or person including creditors of Fulton, Net Express or OneSource as evidence of an admission of liability by any Party or anyone claiming in the right of any party in any subsequent dispute between the Parties or otherwise other than in an action for breach of this Agreement or seeking enforcement of this Agreement.

6. Non Disparagement. The Parties agree that neither Party shall make disparaging remarks against the other or any employee or ex-employee of the other and that, to the best of their ability, they shall discourage all employees and ex-employees from making any such remarks.

7. Construction. In preparing and executing this Agreement, each Party was represented by counsel. The terms and provisions of this Agreement shall be interpreted and construed in accordance with their usual and customary meanings and each Party specifically waives any rule of law which would cause this Agreement to be interpreted against any Party whose attorney prepared the Agreement.


8. Entire Agreement. Except for such Exhibits as are attached hereto, this Agreement represents the entire agreement between the parties with respect to the subject matter hereof and supercedes any prior agreement, understanding, negotiation, or representation regarding the transactions contemplated by this Agreement.

9. Attorneys Fees. In the event of a breach of this Agreement, which results in the commencement of any subsequent legal action or arbitration proceeding, the prevailing party in such dispute shall be entitled to reimbursement of reasonable attorney's fees and court costs and other reasonable and necessary costs of the proceeding.

10. Counterparts. This Agreement maybe executed in two counterparts, each of which when executed and delivered shall be deemed an original, and all such counterparts shall constitute one and the same instrument. Transmittal by facsimile of a signed counterpart shall be deemed to constitute the delivery of a fully executed counterpart to the recipient.

11. Cooperation. Each of the Parties further agrees that it or they shall execute and deliver to the other Party all instruments and do such further acts and things as the other Party may reasonably request when such things are necessary to effectuate the purpose of this Agreement.

Dated this ____ day of May, 2003.


OneSource Technologies, Inc.                        Ahlawyss Fulton

By:
     ----------------------------                   ----------------------------

Its:                                                Pamela Fulton

     ----------------------------                   ----------------------------

                                        A
                                  ------------



THIS SECURITY AND THE SECURITY INTO WHICH IT MAY BE CONVERTIBLE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED OTHER THAN TO AFFILIATES OF HOLDER HEREOF UNLESS AND UNTIL REGISTERED UNDER THE ACT OR IN AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE FOR SUCH OFFER, SALE, OR TRANSFER, PLEDGE OR HYPOTHECATION

                                 Promissory Note
                          (Convertible to Common Stock)


Principal Amount: $30,000
Date of Note Agreement: April 15, 2003

Parties:
--------
The Maker is OneSource Technologies, Inc. The Holders are Ahlawyss and Pamela Fulton (the "Fultons").

Loan  Agreement:
----------------
In consideration for the settlement of litigation, and the promises as set forth in the Settlement Agreement and Release executed concurrently herewith, Maker promises to pay to the Fultons (Holders), or order, in lawful money of the United States of America, the principal amount of Thirty thousand ($30,000) dollars and no cents without interest on the payment date as set forth herein.

Payments:
---------
Maker will pay the principal of this Note in one single sum payment due April 15, 2004. All payments under this Note shall be made to Holder, as Ahlawyss and Pamela Fulton, 2506 W.Rue De Lamour, Phoenix, AZ 85029 or to such other address as Holder shall provide to Maker in writing.

Conversion  Option:
-------------------
On or prior to the payment due date as set forth above, Holders may convert all or any portion of the outstanding principal balance of this Note to shares of common voting stock of OneSource Technologies, Inc. at a conversion price of Five ($.05) per common share. This option may be exercised by written notice specifying the amount of the principal to be converted addressed to the President or Secretary of Maker and mailed or sent so that it is received at Makers office on or before 5:00 p.m., Mountain Standard Time on April 15, 2004. The Holders agree to execute a subscription agreement for the shares in the form commonly used by the Maker for its securities sales. Holders agree to receive the shares in unregistered form subject to the standard legend for unregistered securities used by the Maker on similar sales of unregistered securities.

Adjustments:
------------
In the event of any capital adjustment resulting from a stock split, reverse stock split, stock dividend, reorganization, merger, consolidation, or a combination, reclassification, or exchange of shares of common stock or any other increase or decrease in the number of issued shares of of common stock, the number and kind of shares into which this Note may be converted and the conversion price per share shall not be adjusted, provided that, should holders of the common voting shares of the Maker be accorded any anti-dilution protection, the Holders shall be entitled to the same protection for their option to convert, the conversion price, and any shares into which the principal of the Note is converted.

Default:
-------
Maker will be in default if:

     a) Maker fails to make any payment due hereunder within ten (10) days of written notice by Holder to Maker to make any late payment;

     b) Maker fails to perform when due any other term, obligation, covenant or condition contained in this Note;

     c) Maker becomes insolvent, a receiver is appointed for any part of Maker's property, Maker makes an assignment for the benefit of creditors, or any proceeding is commenced by Maker or against Maker under any bankruptcy or insolvency laws.

If any default, other than a default in payment is curable and Maker has not been given notice of a breach of the same provision of this Note within the proceeding twelve (12) months, it will be cured if Maker, after receiving written notice from Holder demanding cure of the default:

     a)   Cures the default within thirty (30) days, or

     b) If the cure requires more than thirty (30) days, immediately initiates steps sufficient to cure the default and continues and completes the cure as soon as reasonably practicable.

Holder's  Rights:
-----------------
Upon default, Holder may declare the entire unpaid principal balance on this Note and all accrued and unpaid interest immediately due and payable. Holder may increase the interest rate to a default rate of seven percent (7%).. Holder may exercise any remedy or remedies provided in this Note or under Arizona law in any order.

Holder's  Expenses:
-------------------
In the event Holder utilizes the services of an attorney in attempting to collect the amounts due hereunder or to enforce the terms hereof or of any agreements related to this indebtedness, Maker shall pay to Holder, on demand, all costs and expenses so incurred, including reasonable attorney's fees, including those costs, expenses and attorney's fees incurred after the entry of judgement herein or the filing by or against Maker of any proceeding under any chapter of the Bankruptcy Code, or similar federal or state statutes, and whether incurred in connection with the involvement of any Holder hereof as creditor in such proceedings or otherwise.

Law Applicable:
---------------
This Note shall be construed under the laws of the State of Arizona.

General  Provisions:
--------------------
Holder may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Maker, to the extent permitted by law, waives presentment, demand for payment, protest, or notice of dishonor. Holder may renew or extend this loan, release any party or collateral, or fail to realize upon or perfect a Holder's security interest in any collateral, and to take any action deemed necessary by Holder without consent or notice to anyone except as provided herein.

Assignment.
-----------
This Note shall be non-assignable.

IN WITNESS WHEREOF, the Maker has caused this Note to be signed in its name this _____ day of April, 2003.


                                      Maker
                                              ----------------------------------
                                              OneSource Technologies, Inc.


                                          By:
                                              ----------------------------------

                                          Its:
                                              ----------------------------------

                                       B
                                   ----------

OneSource Technologies, Inc.
7419 East Helm Lane
Scottsdale, Arizona  85260

Attn: Len Ksobiech

Re:  Purchase of 1,000,000 Shares of One Source Technologies, inc. Common Stock



Gentlemen:

In connection with the issuance of the referenced stock as partial consideration for the settlement of the claims as between OneSource Technologies, Inc. (the " Company") and Ahlawyse Fulton and Pamela Fulton (the "Purchasers" or the Undersigned") in the litigation entitled Bank one Arizona v. Net Express, Inc. et al, the Purchasers hereby represent and warrant to the Company and to each officer, director, controlling person, and agent of the foregoing as follows:

A.   REPRESENTATION OF THE INVESTOR

1. The undersigned understands the risks of, and other considerations relating to the purchase of and holding of the Shares of the Company's Common Stock (the "Shares").

2. The undersigned is purchasing the shares for the undersigned's own account, with the intention of holding the Shares for investment, with no present intention of dividing or allowing others to participate in this investment, or of reselling or otherwise participating directly or indirectly, in a distribution of the Shares. The undersigned agrees not to transfer any of the Shares unless they are registered under the provisions of the Securities Act of 1933 and any applicable securities laws of any state, unless an exemption from registration is available under those laws.

3. The undersigned has knowledge of the business affairs of the Company and has made an independent evaluation of the merits of the securities and acknowledges the high risk of the securities.

4. The undersigned understands that the provisions of Rule 144 promulgated under the Act are not available to permit the resale of the Shares, until the prescribed waiting period has expired and routine sales made in reliance on its provisions could be made only in limited amounts and in accordance with the terms and conditions of the Rule. The undersigned further understands that in connection with sales of Shares for which Rule 144 is not available, registration or compliance with some other registration exemption will be required. Rights to registration of the Shares are as provided in the Settlement Agreement and Mutual Release.

5. The undersigned understands and agrees that stop transfer instructions will be given to the Company's transfer agent and agrees that a legend will be placed on the certificates for the Shares or any substitutions therefore, the legend stating as follows:

     "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE, IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH LAWS. THESE SHARES MAY NOT BE TRANSFERRED NOR WILL ANY ASSIGNEE OR ENDORSEE HEREOF BE RECOGNIZED AS AN OWNER HEREOF BY THE ISSUER FOR ANY PURPOSES, EXCEPT IN TRANSACTIONS REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS UNLESS THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS WITH RESEPCT TO ANY PROPOSED TRANSFER OR DISPOSITION OF SUCH SHARES SHALL BE ESTABLISHED TO THE SATISFACTION OF COUNSEL TO THE ISSUER."

     The undersigned understands and agrees that the Company may refuse to permit the transfer of Shares out of the investors name and that the Shares must be held indefinitely in the absence of compliance with the terms of such legend.

6. The undersigned represents, if an individual, that the undersigned is at least 21 years of age.

7. The undersigned is not subscribing to the Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by a person not previously known to the undersigned in connection with investments in Shares generally.

B.   INDEMNIFICATION

     The undersigned agrees to indemnify and hold harmless the Company, its officers, directors, agents and shareholders and any other person who may be deemed to control the Company from any loss, liability, claim, damage or expense, arising out of the inaccuracy of any of the above representations, warranties or statements or the breach of the agreements contained herein.

C.   GENERAL

     This Investment Letter (i) shall be binding upon the undersigned and the heirs, legal representatives, successors, and assigns of the undersigned,
     (ii) shall be governed, construed and enforced in accordance with the laws of the State of Arizona applicable to contracts entered into and wholly to be performed in Arizona by Arizona residents (except insofar as affected by the state securities or "blue sky" laws), and (iii) shall survive the sale of the Shares.


Sincerely yours,

-------------------------------


--------------------------------

Please register my shares as follows:

------------------------------
Name or Names of Purchasers

------------------------------
EIN Number


-----------------------------
Street Address


-----------------------------
City, State and Zip Code

                                        C
                                    ---------



James A. Deer
State Bar No. 4187
2046 West Rose Garden Lane
Phoenix, Arizona 85027
(623) 587-4960 Fax: (623) 780-4810 Attorney for Defendant
OneSource Technologies, Inc.



                  IN THE SUPERIOR COURT OF THE STATE OF ARIZONA
                        IN AND FOR THE COUNTY OF MARICOPA
BANK ONE Arizona, N.A., a national  )       CV2001-003676
Banking association,                )
                                    )
                  Plaintiff,        )        STIPULATION REGARDING JUDGMENT
                                    )        AND EXECUTION UPON JUDGMENT
vs.                                 )
                                    )
NET EXPRESS, INC., an Arizona       )
Corporation; ONESOURCE              )
TECHNOLOGIES, INC., an Arizona      )
corporation; AHLAWYSE H. FULTON and )
PAMELA R. FULTON, as husband and    )
Wife                                )
                                    )
                  Defendants.       )
------------------------------------)

     Crossclaimants, Ahlawyse H. Fulton and Pamela Fulton, and Crossdefendant OneSource Technologies, Inc., by their respective attorneys undersigned, hereby stipulate as follows: 1. Judgment in this matter shall be entered in favor of the Crossclaimants and against the Crossdefendant in the amount of Sixty Thousand Dollars ($60,000.00) plus costs in the amount of Eight hundred and eight dollars and forty nine cents ($808.49), without interest if paid in accordance with this Stipulation Regarding Judgment and Execution Upon Judgment (the "Stipulation"), such Judgment (the "Judgment") to be in the form concurrently lodged herewith, which shall be signed by the Court, but which Crossclaimants agree not to record or execute upon, except in accordance with this Stipulation.

2. Crossclaimants and Crossdefendant will make certain payments in satisfaction of such Judgment, in exchange for which Crossclaimants covenant that they will not record the Judgment or seek to execute upon the Judgment as against Crossdefendant.

3. The Crossdefendant covenants and agrees that it shall make (or cause to be made) the following payments on the following dates:

     a.   Within   ten  (10)  days  of  the   execution   of  the   Stipulation,
          Crossdefendant agrees to pay to Crossplaintiffs the sum of Two Thousand Five Hundred Dollars ($2,500.00);

     b. On the fifteenth (15th) day of May, 2003 and on the fifteenth (15th) day of each month thereafter, with the final payment being due on March 15, 2004, Crossdefendant agrees to pay to Crossplaintiffs the sum of Two Thousand Five Hundred Dollars ($2,500.00)

     c. On the 15th day of April, 2004, Crossdefendant agrees to pay to Crossplaintiffs, the sum of Thirty Thousand Dollars ($30,000.00) unless advised prior to that date in writing by Crossplaintiffs that they wish to exercise a conversion option as set forth in the Promissory Note which was executed by Crossdefendants as evidence of this obligation.

4. Upon payment of all sums called for by paragraph 3 above, or alternate performance as requested by Crossplaintiffs pursuant to the conversion option in the Promissory Note, Crossplaintiffs will execute a full and complete Satisfaction of Judgment showing the Judgment entered in this case (and any judgment arising from or predicated upon the entry of such Judgment) to have been satisfied and discharged in full, and will deliver such Satisfaction of Judgment, together with the original of the Promissory Note marked "paid in full" to Crossdefendant or to its designee.

5. So long as Crossdefendant makes payment in Satisfaction of Judgment in accordance with the schedule set forth in paragraph
              (3) above, Crossplaintiffs covenant that they will not seek to exercise any right, remedy, entitlement or relief, including but not limited to execution, attachment, or garnishment, arising by virtue of the entry of Judgment or by virtue of any Judgment arising from or predicated upon the entry of the Judgment. In the event of any failure of the Crossdefendant to make any payment provided for in paragraph 3, in full, and if such failure continues for thirty (30) days after notice to Crossdefendant in the manner provided in paragraph (7) below, Crossplaintiff may proceed immediately and without notice or demand to execute upon or otherwise enforce the Judgment (or any Judgment arising from or predicated upon the entry of the Judgment) in such manner and at such times as Crossplaintiff deems appropriate. In such event, Crossdefendant shall be entitled only to a credit against the Judgment for any amounts actually paid pursuant to paragraph (3) above.

6. Any notice or demand or other communication required or appropriate to be given pursuant to this Stipulation shall be in writing and shall be sent by certified U.S. Mail, postage prepaid, addressed as follows:

         To Crossplaintiff:           Ahlawyse and Pamela Fulton
                                      2506 W. Rue De Lamour
                                      Phoenix, AZ 85029

         With copy to:                James L. Leather
                                      Burton & Leather & Assoc.
                                      13601 N. 19th Avenue, Suite 5
                                      Phoenix, AZ 85029

         To Crossdefendant:           Len Ksobiech
                                      OneSource Technologies, Inc.
                                      7419 E. Helm Drive
                                      Scottsdale, AZ 85260

         With copy to:                James A. Deer
                                      2046 W. Rose Garden Lane
                                      Phoenix, AZ 85027

Or at such other address as the party desiring to change its address may direct by written notice to the parties. 7. Each payment due from the Crossdefendant shall be in the form of a company check made payable to the order of Ahlawyse and Pamela Fulton and Bank One Arizona, and delivered to the office of Burton & Leather & Associates at the address shown in the preceeding paragraph, unless and until Crossplaintiffs in writing delivered pursuant to the notice provisions shall direct.

8. This Stipulation shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, personal representatives and assigns. This Stipulation, together with the Settlement Agreement and Mutual Release, the Promissory Note, and the Subscription Agreement, set forth the entire agreement of the parties with respect to the subject matter hereof and no provision hereof may be changed, modified, discharged or terminated except by a document in writing, signed by the parties.

      Dated this ______ day of May, 2003.

                                       Burton & Leather & Associates

                                       By: /s/ James L. Leather
                                          ------------------------------------
                                           James L. Leather
                                           Attorney for Crossplaintiff


                                       James A. Deer Law Office



                                       By: /s/ James A. Deer
                                          ------------------------------------
                                          James A. Deer
                                          Attorney for Crossdefendant

                                        D
                                    --------


                        STATEMENT OF REGISTRATION RIGHTS


     THIS STATEMENT OF REGISTRATION RIGHTS (the "Statement"), is dated as of the ___ day of _______________, 2003.

     WHEREAS, In connection with the provisions of a Settlement Agreement and Mutual Release (the "Settlement Agreement"), Ahlawyss Fulton and Pamela Fulton, husband and wife (collectively the "Shareholders") have acquired One Million (1,000,000) shares of the common stock, $0.001 par value (the "Common Stock") of OneSource Technologies, Inc., a Delaware corporation (the "Company" or "OneSource"), and have the right to acquire up to an additional Seven Hundred Thousand (700,000) shares of Common Stock upon the conversion of a Convertible Promissory Note (the "Note") of the Company delivered pursuant to the Settlement Agreement.

     WHEREAS, the Company desires to grant to the Shareholders the registration rights set forth herein with respect to the Common Stock that the Shareholders have acquired or may acquire upon conversion of the Note.

     NOW, THEREFORE, the OneSource hereby grants to the Shareholders the following registration rights:

      Section 1.  Registration Rights.
                  -------------------

     (a) The Company shall be obligated to the Shareholders to file a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act") covering the shares of Common Stock as amended (the "Securities Act") covering the shares of Common Stock held by the Shareholders only as follows:

          (i) Registration rights shall apply only during the period commencing upon the date of this Statement and continuing until the earlier of (a) the disposition by the Shareholders of all the shares of the Common Stock acquired pursuant to the Settlement Agreement, or (b) June 30, 2006 (the "Rights Period").

          (ii) Whenever, during the Rights Period, the Company proposes to file with the Securities and Exchange Commission (the "Commission") a Registration Statement (other than a Form S-4 or S-8, or an S-3 used in conjunction with an S-8 which S-3 is filed solely to facilitate resales by affiliates of the Company of Shares issued under employee stock incentive plans, or comparable registration statements) of its Common Stock, it shall, at least 30 days prior to such filing, give written notice of such proposed filing to the Shareholders at their address appearing on the records of the Company, and shall offer to include and shall include in such filing all or a portion of the Shareholders' Common stock upon receipt by the Company, not less than 10 days prior to the proposed filing date, of a request therefore, subject to the right of the managing underwriter, in any such offering that is underwritten, to limit or eliminate entirely the number of securities that may be included in such offering on a pro rata basis with any other person on whose behalf securities are being registered.

     (b) The Company will maintain any Registration Statement or post-effective amendment filed under this Section 1 hereof current under the Securities Act until the earlier of (1) the sale of all of the Common Stock subject to such Registration Statement, or (2) nine months from the effective date thereof. If the Company fails to keep such Registration Statement current for the period specified above, and the selling Shareholders do not sell at least one-half of the shares of Common Stock which are the subject of the offering, such registration shall not be deemed an exercise of any of the rights provided under this Section 1 hereof.

     (c) All fees, disbursements and out-of-pocket expenses and costs incurred by the Company in connection with the preparation and filing of any Registration Statement under Section 1(a) and in complying with applicable securities and Blue Sky laws (including, without limitation, all attorneys' fees) shall be borne by the Company. The selling Shareholders shall bear their proportionate cost of underwriting discounts and commissions, if any, applicable to the Common Stock being registered and the fees and expenses of their counsel. The Company shall use its best efforts to qualify any of the securities for sale in such states as the selling Shareholders reasonably designate and shall furnish indemnification in the manner provided in Section 2 hereof. However, the Company shall not be required to qualify in any state which will require an escrow or other restriction relating to the Company and/or any selling Shareholders. The Company at its expense will supply the selling Shareholders with copies of such Registration Statement and the prospectus or offering circular included therein and other related documents in such quantities as may be reasonably requested by them.

     (d) The Company shall not be required by this Section 1 to file a Registration Statement or include the Shareholders' Common Stock in any Registration Statement which is to be filed if, in the opinion of counsel for both the Shareholders and the Company (or, should they not agree, in the opinion of another counsel experienced in securities law matters acceptable to counsel for Shareholders and the Company) the proposed offering or other transfer as to which such registration is requested is exempt from applicable federal and state securities registration laws and would result in all purchasers or transferees obtaining securities which are not "restricted securities", as defined in Rule 144 under the Securities Act.

     (e) The Company agrees that, commencing on the date of this Statement and until all Shares have been sold under a Registration Statement or pursuant to Rule 144 under the Securities Act, it will keep current in filing all materials required to be filed with the Commission in order to permit the holders thereof to sell the Shares under such Rule 144.

     (f) No provision contained herein shall preclude the Company from selling other securities pursuant to any Registration Statement in which it is required to include the Shareholders' Common Stock pursuant to this
          Section 1.

     (g) For purposes of this Statement, the Company shall include OneSource and any other entity which, directly or indirectly, owns, succeeds to or is assignee of any substantial portion of the assets or business of OneSource (or who is an affiliate of any such other entity) and Common Stock shall include the comparable equity securities of such other entity. OneSource shall, as a condition of any reorganization, sale or other transaction in which another entity becomes owner, successor or assignee of any substantial portion of the assets or business of OneSource, require that such entity acknowledge and agree to be bound by the terms of this Statement.

   Section 2.  Indemnification.
               ---------------

     (a) In the event of the filing of any Registration Statement with respect to Shares pursuant to Section 1 hereof, the Company agrees to indemnify and hold harmless each selling Shareholder against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), to which such Shareholder may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such Registration Statement, or any related preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by a selling Shareholder, specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

     (b) In the event of the filing of any Registration Statement with respect to Common Stock pursuant to Section 1 hereof, each selling Shareholder agrees to indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees) to which the Company or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such Registration Statement, or any related preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by such selling Shareholder, specifically for use in the preparation thereof and, provided further, that the indemnity agreement contained in Section 2(b) shall not inure to the benefit of the Company with respect to any person asserting such loss, claim, damage or liability who purchased the Common Stock which is the subject thereof if the Company failed to send or give (in violation of the Securities Act or the rules and regulations promulgated thereunder) a copy of the prospectus contained in such Registration Statement to such person at or prior to the written confirmation to such person of the sale of such Common Stock, where the Company was obligated to do so under the Securities Act or the rules or regulations promulgated thereunder. This indemnity agreement will be in addition to any liability that a selling Shareholder may otherwise have.

     (c) Promptly after receipt by an indemnified party under this Section 2 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 2, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than as to the particular item as to which indemnification is then being sought solely pursuant to this Section 2. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 2 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that, if the indemnified party is a selling Shareholder, the fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, or (ii) the named parties to any such action (including any impleaded parties) include both the selling Shareholder and the indemnifying party and the selling Shareholder shall have been advised by such counsel that there may be one or more legal defenses available to the indemnifying party different from or in conflict with any legal defenses which may be available to the selling Shareholder (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the selling Shareholder, it being understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable only for the reasonable fees and expenses of one separate firm of attorneys for the indemnified parties, which firm shall be designated in writing by the indemnified parties. No settlement of any action against an indemnified party shall be made without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld.

     Section 3. Contribution.
                ------------
In order to provide for just and equitable contribution under the Securities Act in any case in which (i) a selling Shareholder makes a claim for indemnification pursuant to Section 2 hereof but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of Section 2 hereof provide for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of a selling Shareholder, then the Company and each such selling Shareholder shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), in either such case after contribution from others on the basis of relative fault as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or a selling Shareholder, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Shareholder agree that it would not be just and equitable if contribution pursuant to this Section 3 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this
Section 3. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities or actions in respect thereof referred to above in this Section 3 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.